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                                                    '33 Act File No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        NATIONWIDE LIFE INSURANCE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)
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
                 OHIO                                     63                                 31-4156830
    (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)              Identification Number)
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                         ONE NATIONWIDE PLAZA, COLUMBUS,
                  OHIO 43215 (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

     PATRICIA R. HATLER, ESQ.                  With A Copy To:
     SECRETARY                                 JOHN S. (SCOTT) KREIGHBAUM, ESQ.
     ONE NATIONWIDE PLAZA                      ONE NATIONWIDE PLAZA, 1-09-V3
     COLUMBUS, OHIO 43215                      COLUMBUS, OHIO 43215
     TELEPHONE:  (614) 249-7111
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-72984 AND 33-58997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
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------------------------- ---------------------- ------------------------ -------------------------- --------------------
  Title of Each Class         Amount to be          Proposed Maximum          Proposed Maximum            Amount of
  of Securities to be          Registered          Offering Price Per        Aggregate Offering       Registration Fee
       registered                                         Unit                      Price
------------------------- ---------------------- ------------------------ -------------------------- --------------------
 INTERESTS UNDER                    *                      *                  $500,000,000.00            $40,450.00
 VARIABLE ANNUITY
 CONTRACTS
------------------------- ---------------------- ------------------------ -------------------------- --------------------
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* The maximum aggregate offering price is estimated for the purpose of determining a registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in specified amounts or units.

Unsold securities of related offerings, which were made pursuant to earlier effective registration statements (333-72984 and 33-58997), are being carried forward to this registration statement. As of February 28, 2003, the amount was $44,491,745.37.

The contents of the earlier effective registration statements (333-72984 and 33-58997) are incorporated by reference.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 28, 2003.

                                    NATIONWIDE LIFE INSURANCE COMPANY
                                    --------------------------------------------
                                    (Registrant)

                                    /s/ STEVEN SAVINI
                                    --------------------------------------------
                                    By: Steven Savini
                                    Title: Officer, Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on March 28, 2003.

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                   SIGNATURE                                          TITLE

W. G. JURGENSEN                                         Director and Chief Executive Officer
-------------------------------------------------
W. G. Jurgensen

JOSEPH J. GASPER                                           Director and President and
-------------------------------------------------
Joseph J. Gasper                                             Chief Operating Officer

JOSEPH A. ALUTTO                                                    Director
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Joseph A. Alutto

JAMES G. BROCKSMITH, JR.                                            Director
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James G. Brocksmith, Jr.

HENRY S. HOLLOWAY                                                   Director
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Henry S. Holloway

LYDIA M. MARSHALL                                                   Director
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Lydia M. Marshall

DONALD L. MCWHORTER                                                 Director
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Donald L. McWhorter

DAVID O. MILLER                                                     Director
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David O. Miller

JAMES F. PATTERSON                                                  Director
-------------------------------------------------
James F. Patterson

GERALD D. PROTHRO                                                   Director
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Gerald D. Prothro

ARDEN L. SHISLER                                                    Director
-------------------------------------------------
Arden L. Shisler

ALEX SHUMATE                                                        Director
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Alex Shumate

                                                                                                        By /s/ STEVEN SAVINI
                                                                                                 -----------------------------------
                                                                                                           Steven Savini
                                                                                                          Attorney-in-Fact
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